Exhibit 99.2

Cytomedix to Host Conference Call on Wednesday, September 26 to Discuss Recent FDA Clearance for AutoloGel

Monday September 24, 12:10 pm ET

ROCKVILLE, Md., Sept. 24, 2007 -- Cytomedix, Inc. (AMEX:GTF - News) today announced that it will host a conference call on Wednesday, Sept. 26, 2007 at 11:00 a.m. Eastern to discuss the latest FDA clearance for its AutoloGel(tm) System. Dr. Kshitij Mohan, Chairman and CEO of Cytomedix, will also discuss other company developments during the call.

To participate, dial 1-877-407-9205 approximately 10 minutes before the conference call is scheduled to begin. Hold for the operator and reference the Cytomedix, Inc. conference call. International callers should dial 201-689-8054.

The conference call may also be accessed by means of a live audio Web cast on the Company's web site at http://www.cytomedix.com or at http://www.vcall.com, the Web cast service provider. The conference audio cast will also be available for replay on both Web sites for 30 days from the date of the broadcast.

Access to a recording will also be available for seven days following the conference call. Dial 1-877-660-6853 to access playback. For international callers, dial 201-612-7415. Enter account number 286. The pass code I.D. is 256577.

ABOUT CYTOMEDIX

Cytomedix, Inc. is a biotechnology company specializing in processes and products derived from autologous platelet releasates for uses in the treatment of wounds and other applications. The current offering is AutoloGel, an FDA cleared treatment that utilizes an autologous platelet gel composed of multiple growth factors, other platelet releasates, and fibrin matrix. The Company has announced favorable results from its blinded, prospective, multi-center clinical trial on the use of its technology in healing diabetic foot. Additional information regarding Cytomedix is available at: http://www.cytomedix.com

Contact:
Cytomedix, Inc.
Kshitij Mohan, Ph.D., Chairman and CEO
240-499-2680

The Wall Street Group, Inc.
Ron Stabiner
212-888-4848